北京德恒律师事务所
中国北京市金融街 19 号富凯大厦 B 座 12 层
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网址 /Website: www.dehenglaw.com

德恒律师事务所 DeHeng Law Offices

April 17, 2024

To:

CLEAN ENERGY TECHNOLOGIES, INC.
(the "**Company**")

Ladies and Gentlemen:

We are qualified lawyers of the People's Republic of China (the "**PRC**", for the purpose of issuing this opinion, excluding Hong Kong Special Administration Region, Macau Special Administration Region and Taiwan) and as such are qualified to issue this legal opinion (the "**Opinion**") with respect to all laws, regulations, statutes, rules, decrees, guidelines, notices, and judicial interpretations and other legislations of the PRC currently in force and publicly available as of the date hereof.

The Company plans to offer and list its securities on the Nasdaq Capital Market (the "**Nasdaq Listing**"). The Company requests that we opine as to whether or not it is subject to the filing obligations of the CSRC based on its public offering.

In addition to the terms defined in the context of this Opinion, the following capitalized terms used in this Opinion shall have the meanings ascribed to them as follows:

A. Assumptions and Qualifications

1. In rendering this Opinion, we have examined without limitation originals or copies of the documents provided to us by the Company and such other documents, corporate records, certificates, approvals and other instruments as we have deemed necessary or advisable issued by the governmental authorities in the PRC, without limitation, originals or copies of the agreements and certificates issued by PRC authorities and officers of the Company (collectively the "**Documents**").

2. For the purpose of this Opinion, we have examined and relied on the Documents and examined all applicable and publicly available laws, regulations, rules, orders, official policies or interpretation of applicable governmental authorities of the PRC ("**PRC Laws**"), which we have deemed necessary to provide this Opinion. This Opinion is confined to the PRC Laws and we express no opinion as to the law of a country or region other than the PRC.

3. In rendering this opinion, we have assumed without independent investigation that (the "**Assumptions**"):

a) that each of the Documents is legal, valid, binding and enforceable in accordance with their respective governing laws (other than PRC Laws) in any and all respects;

b) that the Documents that were presented to us up to the date of this legal opinion remain in full force and effect on the date of this opinion and have not been revoked, amended or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any of the Documents after they were submitted to us for the purposes of this legal opinion, except as otherwise indicated in such documents;

c) that all Documents submitted to us as originals are authentic and that all Documents submitted to us as copies conform to their authentic originals;

d) that all factual statements made to us and requested Documents provided to us by the Company and the PRC Entities in connection with this Opinion are correct, complete and accurate and that all factual matters in each of the covenants, representations and warranties in the representation letter or other similar documents are and remain accurate and true in all respects; and

e) that the laws of jurisdictions other than the PRC which may be applicable to the execution, delivery, performance or enforcement of the Documents are complied with.

4. Our opinion is limited to the PRC Laws of general application on the date hereof. We do not purport to be experts on and do not purport to be generally familiar with or qualified to express legal opinions on any laws other than the laws of the PRC and accordingly express no legal opinion herein on any laws of any jurisdiction other than the PRC.

5. If any evidence comes to light that would indicate any of the Documents or materials referred to is incomplete, inaccurate or defective or if any of the assumptions upon which this opinion are based prove to be incorrect, we reserve the right to revise any relevant expression or conclusion contained in this opinion and/or issue a supplementary legal opinion, interpretation or revision to this opinion according to further certified facts as of that date.

6. Our opinion expressed above is subject to the following qualifications (the "**Qualifications**"):

a) Our opinion is limited to the PRC laws of general application on the date hereof. For the purpose of this opinion only, the PRC or China shall not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region or Taiwan. We have made no investigation of, and do not express or imply any views on, the laws of any jurisdiction other than the PRC.

b) The PRC Laws referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect.

c) Our opinion is subject to the effects of (i) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation, (ii) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form, (iii) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, or calculation of damages, and (iv) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in the PRC.

d) In giving the Opinion, we have assumed and have not verified the accuracy as to financial or auditing matters of each document we have reviewed, and have relied upon opinions or reports issued by overseas legal advisers, auditors and reporting accountants of the Company. For the avoidance of doubt, we render no opinion as to and are not responsible for: (a) tax structuring or other tax matters; (b) financial, appraisal or accounting matters; and (c) review of technical or environmental issues.

e) This opinion is issued based on our understanding of the current PRC Laws. For matters not explicitly provided under the current PRC Laws, the interpretation, implementation and application of the specific requirements under PRC Laws are subject to the final discretion of competent PRC legislative, administrative and judicial authorities, and there can be no assurance that the Government Agencies will ultimately take a view that is not contrary to our opinion stated above.

f) We may rely, as to matters of fact and legislative interpretations (but not as to legal conclusions), to the extent we deem proper, on certificates and confirmations of responsible officers of the PRC government officials. Under the PRC legal, administrative, or arbitration system, we have very limited access to the information about the current, pending, or threatened legal, administrative or arbitration actions, suits, proceedings or claims, regulatory or administrative inquiries or investigations,

or other governmental decisions, rulings, orders, demands, actions or initiatives, and we are not able to make exhaustive inquiries of the current, pending or threatened legal, administrative or arbitration actions, suits, proceedings or claims, regulatory or administrative inquiries or investigations, or other governmental decisions, rulings, orders, demands, actions or initiatives.

B. Consent of Opinions

We consent to the quotation or summarization of our legal opinion in the Amendment No. 4 to the Registration Statement on Form S-3 (File No. 333-275127) with respect to the filing obligations under the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies released by the China Securities Regulatory Commission.

We also consent to the reference of our name under the heading “Legal Matters” in such Registration Statement.

In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

德恒律师事务所
DeHeng Law Offices

Yours sincerely,

Beijing DeHeng Law Offices

/s/ Beijing DeHeng Law Offices

Address: 北京市西城区金融街 19 号富凯大厦 B 座 12 层 | 12/F Tower B, Focus Place, 19 Finance Street, Beijing, P.R.China
Tel: +86 10 5268 2855